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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 ____________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 ____________


                           OPNET Technologies, Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


               Delaware                                 52-1483235
 ----------------------------------------  ------------------------------------
 (State of incorporation or organization)  (I.R.S. Employer Identification No.)


     3400 International Drive, N.W., Washington, D.C.          20008
     ------------------------------------------------        ---------
         (Address of principal executive offices)            (Zip Code)

                                 ____________


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
If this form relates to the registration of a  If this form relates to the registration of a
class of securities pursuant to Section        class of securities pursuant to Section 12(g)
12(b) of the Exchange Act and is effective     of the Exchange Act and is effective pursuant
pursuant to General Instruction A.(c), check   to General Instruction A.(d), check the
the following box. [ ]                         following box. [x]


Securities Act registration statement file number to which this form relates (if applicable): 333-32588

    Securities to be registered pursuant to Section 12(b) of the Act: None

       Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $.001 par value per share
                    ---------------------------------------
                               (Title of class)
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Item 1.   Description of Registrant's Securities To Be Registered.
          --------------------------------------------------------

          Information with respect to the Common Stock, par value $.001 per share (the "Common Stock"), of the Registrant is incorporated by reference to the sections captioned "Description of Capital Stock -- Common Stock," "-- Delaware Law and Certain Charter and By-Law Provisions; Anti-Takeover Effects" and "-- Transfer Agent and Registrar" in Amendment No. 2 to the Registrant's registration statement on Form S-1 (No. 333-32588) as filed with the Securities and Exchange Commission on June 28, 2000, any amendments to such registration statement filed subsequently thereto, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 in connection with such registration statement.

Item 2.   Exhibits.
          --------

          The following exhibits are incorporated herein by reference:

          1. Form of Second Amended and Restated Certificate of Incorporation of the Registrant.*

          2. Form of Third Amended and Restated Certificate of Incorporation of the Registrant.*

          3.   By-Laws of the Registrant.*

          4.   Form of Amended and Restated By-Laws of the Registrant.*

          5. Specimen Common Stock Certificate representing the Common Stock of the Registrant.*


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* Filed as an exhibit to the Registrant's registration statement on Form S-1
  (File No. 333-32588) and incorporated herein by reference thereto.

                                      -2-
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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                 OPNET TECHNOLOGIES, INC.



Date:  June 30, 2000             By: /s/ Marc A. Cohen
                                    --------------------------
                                    Marc A. Cohen
                                    Chairman of the Board and Chief Executive
                                    Officer

                                      -3-
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                                 EXHIBIT INDEX

Exhibit No.  Description
-----------  -----------


             1. Form of Second Amended and Restated Certificate of Incorporation of the Registrant.*

             2. Form of Third Amended and Restated Certificate of Incorporation of the Registrant.*

             3.   By-Laws of the Registrant.*

             4.   Form of Amended and Restated By-Laws of the Registrant.*

             5. Specimen Common Stock Certificate representing the Common Stock of the Registrant.*


______________

* Incorporated herein by reference to the Registrant's registration statement on Form S-1 (File No. 333-32588).